SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              Current Report
                      Pursuant to Section 13 OR 15(d) of
                     the  Securities Exchange Act of 1934

                              Date of Report:

                            September 13, 1995


                             VSE CORPORATION
          (Exact Name of Registrant as Specified in its Charter)



                                 DELAWARE
        State or Other Jurisdiction of Incorporation or Organization)



          0-3676                                         54-0649263
  (Commission File Number)                      (I.R.S.Identification Number)



          2550 Huntington Avenue
           Alexandria, Virginia                           22303-1499
 (Address of Principal Executive Offices)                 (Zip Code)


 Registrant's Telephone Number, Including Area Code
               (703) 960-4600







VSE CORPORATION



Item 2.    ACQUISITION OR DISPOSITION OF ASSETS.

          On August 29, 1995, VSE Corporation (the "Registrant") acquired all of the outstanding capital stock of Energetics Incorporated ("Energetics") of Columbia, Maryland. The stock purchase (the "purchase") was effected pursuant to a Stock Purchase Agreement dated August 29, 1995, by and among the Registrant, Energetics and Energetics shareholders ("the selling shareholders") as listed on the signature pages to the attached Purchase Agreement.

          Under the terms of the purchase, the Registrant acquired 850 shares of Energetics' stock, which represented all of the issued and outstanding shares of Energetics' capital stock, in exchange for approximately 3.7 million dollars. The purchase price was determined by arm's - length negotiations between VSE and the selling shareholders. Energetics and certain key Energetics executives also entered into employment agreements dated August 29, 1995 pursuant to which the executives agreed to continue service with Energetics in their current capacities for a period up to 3 years. The purchase was accounted for using the pooling of interests method.

          Energetics is a professional service organization with experience in assisting government and industry in conducting effective technology programs, primarily in the fields of energy use and the environment. Following the purchase, VSE intends to continue and expand upon the historical Energetics business and to integrate Energetics' assets with those of VSE.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

A. FINANCIAL STATEMENTS OF ENERGETICS AND PRO FORMA FINANCIAL STATEMENTS OF VSE CORPORATION.

          It is impracticable to provide the financial statements, proforma financial statements and independent auditor's consent required to be filed pursuant to this Item 7 with respect to the Exchange and accordingly such items will be filed as soon as practicable, but in any event not later than 60 days following the date hereof.

B.   EXHIBITS

     Exhibit No.


     1. A copy of the Registrant's press release regarding the matter discussed above under Item 2.

     2. Stock Purchase Agreement dated August 29, 1995 between VSE, Energetics, and selling shareholders. The schedules to the Stock Purchase Agreement have been omitted. VSE agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.



                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      VSE CORPORATION
                                        (Registrant)



Date:  September 13, 1995             C. S. Weber

                                      C. S. Weber, Senior Vice President,
                                            Secretary and Treasurer
                                         (Principal Financial Officer)